                            [PERKINS COIE LETTERHEAD]

                                 July 19, 1996

VIA EDGAR

Securities and Exchange Commission
Attn:  Document Control
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:     ICOS CORPORATION
                 REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     On behalf of ICOS Corporation (the "Company"), and pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Instruction D to Form S-8, we are submitting for filing via EDGAR the Company's Registration Statement on Form S-8 including exhibits relating to the issuance of up to 3,850,000 of the Company's common stock pursuant to the Company's 1989 Stock Option Plan and its 1991 Stock Option Plan For Non-Employee Directors.

    Pursuant to Rule 111 under the Securities Act, payment of the $9,376 filing fee was transmitted via wire transfer to the Commission's lock box.

    If you have any comments or require any further information with respect to the above, please call the undersigned at (206) 287-3584.

                               Very truly yours,


                               David F. McShea

Enclosures
cc: (w/encl.)
    Gary L. Wilcox
    Howard S. Mendelsohn
    The Nasdaq Stock Market/Nasdaq Regulatory Filings
    James R. Lisbakken

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996
                          REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        -------------------------------
                                ICOS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                              01-1463450
(STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


                            22021 - 20TH AVENUE S.E.
                           BOTHELL, WASHINGTON 98021
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                ICOS CORPORATION
                             1989 STOCK OPTION PLAN

                                ICOS CORPORATION
               1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                           (FULL TITLE OF THE PLANS)

                                 GARY L. WILCOX
                      EXECUTIVE VICE PRESIDENT, OPERATIONS
                                ICOS CORPORATION
                            22021 - 20TH AVENUE S.E.
                           BOTHELL, WASHINGTON 98021
                                 (206) 485-1900
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                               JAMES R. LISBAKKEN
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099
                                 (206) 583-8888
                        -------------------------------
                        CALCULATION OF REGISTRATION FEE

   TITLE OF SECURITIES         NUMBER TO BE          PROPOSED MAXIMUM                PROPOSED MAXIMUM              AMOUNT OF
    TO BE REGISTERED           REGISTERED(1)    OFFERING PRICE PER SHARE(2)     AGGREGATE OFFERING PRICE(2)     REGISTRATION FEE
- -------------------------      -------------    ---------------------------     ---------------------------     -----------------
COMMON STOCK, PAR VALUE
$.01 PER SHARE
1989 STOCK OPTION PLAN           3,500,000                $7.0625                       $24,718,750                  $8,524
1991 STOCK OPTION PLAN
FOR NON-EMPLOYEE
DIRECTORS                         350,000                 $7.0625                       $2,471,875                    $852

TOTAL                            3,850,000                                              $27,190,625                  $9,376
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the ICOS Corporation 1989 Stock Option Plan (the "1989 Stock Option Plan") and the ICOS Corporation 1991 Stock Option Plan For Non-Employee Directors (the "1991 Stock Option Plan") as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $7.0625 based on the average of the high ($7.25) and low ($6.875) trading prices for the Common Stock in the over-the-counter market on July 16, 1996, as reported on the Nasdaq National Market.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission") on March 30, 1996 which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

         (b) All other reports by the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 18, 1991 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article 10 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for their conduct as directors to the full extent permitted by the Delaware General Corporation Law ("Delaware Law") as it existed at the time the Certificate of Incorporation was adopted, and as it may thereafter be amended. Any amendment to or repeal of Article 10 shall apply only to acts or omissions of directors occurring after such amendment or repeal.

    Section 10 of the By-Laws of the registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-Laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer or an employee of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-Laws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

    Section 102(b)(7) of the Delaware Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for
(i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

    Section 145 of Delaware Law, as currently in effect, sets forth the indemnification rights of directors and officers of Delaware corporations. Under such provision, a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise,

(ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his or her conduct was unlawful), and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or an officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses
(ii) and (iii) above shall be made only upon a determination by (A) a majority of a quorum of disinterested directors, (B) independent legal counsel in a written opinion, or (C) the stockholders, that indemnification is proper because the applicable standard of conduct has been met.

ITEM 8.  EXHIBITS


     Exhibit
     Number                               Description
     ------                               -----------
 5.1              Opinion of Perkins Coie regarding legality of the Common
                  Stock being registered
 23.1             Consent of  KPMG Peat Marwick LLP
 23.2             Consent of Perkins Coie (included in opinion filed as
                  Exhibit 5.1)
 24.1             Power of Attorney (see Signature Page)
 99.1             ICOS Corporation 1989 Stock Option Plan
 99.2             ICOS Corporation 1991 Stock Option Plan For Non-Employee
                  Directors

ITEM 9.  UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 19th day of July, 1996.


                               ICOS CORPORATION

                               By    /s/ GEORGE B. RATHMANN
                                   -----------------------------
                                     George B. Rathmann,
                                     Chairman of the Board, President and
                                     Chief Executive Officer


                               POWER OF ATTORNEY

    Each person whose individual signature appears below hereby authorizes and appoints George B. Rathmann and Gary L. Wilcox, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of July, 1996.

                  SIGNATURE                                             TITLE
                  ---------                                             -----
            /s/GEORGE B. RATHMANN                Chairman of the Board of Directors, Chief Executive
      ---------------------------------                         Officer and President
              George B. Rathmann

              /s/GARY L. WILCOX                   Director and Executive Vice President, Operations
      ---------------------------------
                Gary L. Wilcox

           /s/HOWARD S. MENDELSOHN                            Chief Accounting Officer
      ---------------------------------
             Howard S. Mendelsohn

               /s/FRANK T. CARY                                       Director
      ---------------------------------
                Frank T. Cary
             /s/JAMES L. FERGUSON                                     Director
      ---------------------------------
              James L. Ferguson

           /s/WILLIAM H. GATES, III                                   Director
      ---------------------------------
            William H. Gates, III

             /s/JANICE M. LECOCQ                                      Director
      ---------------------------------
               Janice M. Lecocq

             /s/DAVID V. MILLIGAN                                     Director
      ---------------------------------
              David V. Milligan

             /s/ROBERT W. PANGIA                                      Director
      ---------------------------------
               Robert W. Pangia


          /s/ALEXANDER B. TROWBRIDGE                                  Director
      ---------------------------------
           Alexander B. Trowbridge

             /s/WALTER B. WRISTON                                     Director
      ---------------------------------
              Walter B. Wriston


                               INDEX TO EXHIBITS

Exhibit
Number                          Description
- ------                          -----------
 5.1      Opinion of Perkins Coie regarding legality of the Common Stock being registered  . . . . . . . . . . . . . . . . . . . . . . . . . .
 23.1     Consent of KPMG Peat Marwick LLP  . . . . . . . . . . . . . . . . . .
 23.2     Consent of Perkins Coie (included in Exhibit 5.1) . . . . . . . . . .
 24.1     Power of Attorney (see Signature Page)  . . . . . . . . . . . . . . .
 99.1     ICOS Corporation 1989 Stock Option Plan . . . . . . . . . . . . . . .
 99.2     ICOS Corporation 1991 Stock Option Plan For Non-Employee Directors  .